Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ANDREW ARROYO REAL ESTATE INC.", A CALIFORNIA CORPORATION,

WITH AND INTO "ANDREW ARROYO REAL ESTATE INC." UNDER THE NAME OF "ANDREW ARROYO REAL ESTATE INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2021, AT 8:02 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF JULY, A.D. 2021.

Jeffrey W. Bullock, Secretary of State

3090568 8100M
SR# 20212923449

Authentication: 203873091
Date: 08-09-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:02 PM 07/30/2021
FILED 08:02 PM 07/30/2021
SR 20212854905 - File Number 3090568

CERTIFICATE OF MERGER

OF

ANDREW ARROYO REAL ESTATE INC.

(a California corporation)

WITH AND INTO

ANDREW ARROYO REAL ESTATE INC.

(a Delaware corporation)

Pursuant to Title 8, Section 252(c) of the General Corporation Law of the State of Delaware (the "***DGCL***"), the undersigned corporation executed the following Certificate of Merger and does hereby certify that:

FIRST: The name, state of incorporation and authorized capital stock of each of the constituent corporations (the "***Constituent Corporations***") of the merger are as follows:

Name	Jurisdiction of Incorporation	Authorized Capital Stock
Andrew Arroyo Real Estate Inc. ("***AARE-DE***")	Delaware	30,000,000
Andrew Arroyo Real Estate Inc. ("***AARE-CA***")	California	1,000

SECOND: An Agreement and Plan of Merger (the "***Merger Agreement***"), made and entered into as of July 28, 2021, by and among AARE-DE and AARE-CA with respect to the merger (the "***Merger***") of AARE-CA with and into AARE-DE has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Title 8, Section 252(c) of the DGCL.

THIRD: The surviving corporation (the "***Surviving Corporation***") in the Merger shall be AARE-DE.

FOURTH: The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is 12636 High Bluff Drive, Suite 400, San Diego, CA 92130, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

SIXTH: This Certificate of Merger, and the merger provided for herein between the Constituent Corporations, shall be effective on July 31, 2021.

In Witness Whereof, Andrew Arroyo Real Estate Inc. has caused this Certificate of Merger to be executed this 28th day of July, 2021.

Andrew Arroyo Real Estate Inc.,
as the Surviving Corporation

By: /s/ Andrew Michael Arroo
Name: Andrew Michael Arroyo
Title: President

By: /s/ John D. Windscheffel
Name: John D. Windscheffel
Title: Secretary